UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 8, 2016
Date of Report (date of earliest event reported):

CHEMED CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8351	31-0791746
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

255 East Fifth Street, Suite 2600, Cincinnati, Ohio 45202
(Address of Principal Executive Offices)

(513) 762-6690
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Retirement of Timothy S. O’Toole

         On June 8, 2016, Timothy S. O’Toole advised Chemed Corporation (“the Company”) that he intended to retire effective June 15, 2016 as Executive Vice President of the Company and as Chief Executive Officer of its subsidiary Vitas Healthcare Corporation (“Vitas”).  Mr. O’Toole will provide consulting services to the Company thereafter to ensure a smooth transition of responsibility and to support senior management.

Summary of Consulting Agreement

         In connection with Mr. O’Toole’s retirement, the Company entered into a consulting agreement (“Consulting Agreement”) to be effective June 16, 2016.  Under its terms, Mr. O’Toole will provide consulting services for an indefinite period.  He will receive a fee of $20,000 per month under the Consulting Agreement.

         The above description is qualified in its entirety by the complete text of the Consulting Agreement, attached hereto as Exhibit 10.1.

Appointment of Nicholas M. Westfall

         The Company’s Board of Directors elected Nicholas M. Westfall an Executive Vice President of the Company to be effective June 16, 2016, and he was also then appointed Chief Executive Officer of Vitas.  Mr. Westfall has served as Executive Vice President and Chief Operating Officer of Vitas since April 2015, and has been an employee of the Company since April 2009.

          A copy of the press release announcing the events described above is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMED CORPORATION

Date:	June 9, 2016	By:	/s/ Arthur V. Tucker Jr.
		Name:	Arthur V. Tucker, Jr.
		Title:	Vice President and Controller

Exhibit Index

Exhibit No.                             Description

10.1                                          Consulting Agreement of June 16, 2016 between Timothy S. O’Toole and Chemed Corporation*

99.1                                          Press Release dated June 8, 2016

*  Compensatory plan or arrangement